EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 2007 in the Registration Statement (Form F-1 No. 333-00000) and related Prospectus of Ultrapetrol (Bahamas) Limited dated March 21, 2007.


/s/ Pistrelli, Henry Martin y Asociados S.R.L., a member of Ernst & Young Global Buenos Aires, Argentina
March 21, 2007